Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 18, 2005 relating to the consolidated financial statements of PortalPlayer, Inc. appearing in the Prospectus, which is part of this Registration Statement. We also consent to the references to us under the headings “Selected Consolidated Financial Data” and “Experts” in such Prospectus.

/s/    Deloitte & Touche LLP

San Jose, California

October 21, 2005